UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010 (June 16, 2010)

MILLIPORE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS	001-09781	04-2170233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

290 Concord Road Billerica, Massachusetts 01821
(Address of Principal Execute Office)

Registrant’s telephone number, including area code: (978) 715-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On April 27, 2010, Millipore Corporation (“Millipore”) sent a notice (the “Original Blackout Notice”) to its directors and executive officers informing them that, in connection with the anticipated acquisition of Millipore by Merck KGaA, pursuant to which shares of Millipore common stock (such shares, “Millipore Shares”) will be exchanged for cash consideration (the “Share Exchange”), a blackout period would be imposed, during which Millipore’s directors and executive officers would be subject to certain trading restrictions with respect to Millipore Shares.

The Original Blackout Notice specified that the reason for the blackout period is that participants in the Millipore Corporation Employees’ Participation and Savings Plan (the “Plan”) would be unable, during a short period of time in connection with the Share Exchange, to diversify the portions of their accounts invested in the Millipore Common Stock Fund (the “Millipore Stock Fund”) of the Plan, direct contributions to be invested in the Millipore Stock Fund, obtain a loan from the Plan if they have balances currently invested in the Millipore Stock Fund or obtain distributions from the Plan if they have balances currently invested in the Millipore Stock Fund.

On April 27, 2010, the administrator of the Plan delivered to Millipore a notice pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding the restrictions relating to the Millipore Stock Fund in the Plan.  Section 306(a) of the Sarbanes-Oxley Act and Regulation BTR (i.e., the Blackout Trading Restriction), promulgated by the Securities and Exchange Commission, generally impose certain restrictions on trading by directors and executive officers in the event that 50% or more of an issuer’s plan participants are so restricted.  During the blackout period, directors and executive officers will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any Millipore Share or derivative security with respect to Millipore Shares acquired in connection with their service or employment as a director or executive officer of Millipore, subject to certain limited exemptions.  The Original Blackout Notice provided that the blackout period would begin on May 27, 2010 and end during the week of June 27, 2010, and that the blackout period could be extended or shortened as deemed necessary by Millipore in view of the timing of the consummation of the Share Exchange.

On June 16, 2010, the administrator of the Plan delivered to Millipore a notice providing that the restrictions relating to the Millipore Stock Fund in the Plan would be extended through the week of July 18, 2010 because of revised expectations regarding the timing of the consummation of the Share Exchange.  Consequently, on June 16, 2010, Millipore delivered an updated notice (the “Updated Blackout Notice”) to its directors and executive officers notifying them that the blackout period, which has already begun, would end during the week of July 18, 2010, subject to further extension or shortening depending upon the timing of the consummation of the Share Exchange.

During the blackout period and for a period of two years after the ending date of the blackout period, a Millipore security holder or other interested party may obtain, without charge, the actual beginning and ending dates of the blackout period from, and may direct other inquiries about the blackout period to:

Jeffrey Rudin
Vice President & General Counsel
290 Concord Road
Billerica, Massachusetts 01821
(978) 715-4321

A copy of the Updated Blackout Notice is attached to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Updated Blackout Notice, dated June 16, 2010, provided to directors and executive officers of Millipore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

Date: June 16, 2010	By:	/s/ Jeffrey Rudin
Name: Jeffrey Rudin
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Updated Blackout Notice, dated June 16, 2010, provided to directors and executive officers of Millipore.